                                  EXHIBIT 11

                       COMPUTATION OF EARNINGS PER SHARE

           FOR THE THREE MONTHS AND NINE MONTHS ENDED MARCH 31, 1997



                                                                            THREE        NINE
                                                                            MONTHS      MONTHS
                                                                         -----------  -----------
Primary
  Average share outstanding                                                  886,106      884,507
  Net effect of dilutive stock options-based on the treasury stock
        method using average market price                                     20,834       20,834
                                                                         -----------  -----------

        Total                                                                906,940      891,451
                                                                         ===========  ===========

  Net income                                                             $   142,752  $   340,442
                                                                         ===========  ===========
  Per share amount                                                       $      0.16  $      0.38

Fully Diluted
  Average shares outstanding                                                 886,106      884,507
  Net effect of dilutive stock options-based on the treasury stock method using the period-end market price, if higher than
        average market price                                                  20,834       20,834
                                                                         -----------  -----------

        Total                                                                906,940      891,451
                                                                         ===========  ===========

  Net income                                                             $   142,752  $   340,442
                                                                         ===========  ===========
  Per share amount                                                       $      0.16  $      0.38




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